EXHIBIT 23.3


                  CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of VersaTel Telecom International N.V. on Form F-3 of our report dated February 16, 1999 included in VersaTel Telecom International N.V.'s Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 30, 1999 and to all references to our Firm included in VersaTel Telecom International N.V.'s prospectus, which is part of such Registration Statement. It should be noted that we have not audited any financial statements of VersaTel Telecom International N.V. subsequent to December 31, 1998.

                                               /s/ Arthur Andersen
                                               ---------------------------------
                                               Arthur Andersen

Amsterdam, The Netherlands
January 28, 2000